Exhibit 99.1

Global Medical REIT Announces Second Quarter 2025 Financial Results

– Appoints Mark Decker, Jr. as Chief Executive Officer –

– Completes Acquisition of Previously Announced $69.6 Million Five-Property Medical Portfolio –

– Reaffirms Full Year 2025 AFFO Guidance –

Bethesda, MD – August 5, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), today announced financial results for the three and six months ended June 30, 2025 and other data.

Mark Decker, Jr., Chief Executive Officer and President stated, “I’m excited to be on board as we report our first quarter as a new team here at Global Medical. We have an outstanding niche and I look forward to honing that further and driving results for all our stakeholders in the coming years. For a fulsome discussion of the business, please join our call tomorrow.”

Second Quarter 2025 and Other Highlights

•	Net loss attributable to common stockholders was $0.8 million, or $0.01 per diluted share, as compared to $3.1 million, or $0.05 per diluted share, in the comparable prior year period.

•	Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $14.3 million, or $0.20 per share and unit, as compared to $13.9 million, or $0.20 per share and unit, in the comparable prior year period.

•	Adjusted funds from operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $16.6 million, or $0.23 per share and unit, as compared to $15.7 million, or $0.22 per share and unit, in the comparable prior year period.

•	In April 2025, we completed the acquisition of the remaining two properties in a previously announced five-property medical portfolio encompassing an aggregate of 297,724 leasable square feet for an aggregate purchase price of $38.1 million with aggregate annualized base rent of $3.6 million.

•	In April 2025, we sold a medical facility in Chipley, Florida, receiving gross proceeds of $1.4 million, resulting in a gain of $0.2 million.

•	In May 2025, an affiliate of CHRISTUS Health began fully occupying our 84,674 square foot Beaumont, TX facility pursuant to its fifteen-year triple-net lease. Annual base rent for the first lease year will be $2.9 million with 2.5% annual rent increases thereafter.

•	In June 2025, the Board of Directors appointed Mark Decker, Jr. as Chief Executive Officer, President and as a member of the Board of Directors.

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Six Month and Other 2025 Highlights

•	Net income attributable to common stockholders was $1.3 million, or $0.02 per diluted share, as compared to net loss attributable to common stockholders of $2.4 million, or $0.04 per diluted share, in the comparable prior year period.

•	FFO of $29.0 million, or $0.40 per share and unit, as compared to $28.8 million, or $0.41 per share and unit, in the comparable prior year period.

•	AFFO of $32.6 million, or $0.45 per share and unit, as compared to $32.2 million, or $0.46 per share and unit, in the comparable prior year period.

•	Completed the acquisition of a previously announced five-property portfolio of medical real estate for a purchase price of $69.6 million encompassing an aggregate of 486,598 leasable square feet with aggregate annualized base rent of $6.3 million.

•	Completed three dispositions that generated aggregate gross proceeds of $9.6 million, resulting in an aggregate gain of $1.6 million.

Financial Results

Rental revenue for the second quarter of 2025 increased 10.7% year-over-year to $37.9 million. The increase primarily resulted from the impact of acquisitions that were completed subsequent to June 30, 2024, partially offset by dispositions during that period.

Total expenses for the second quarter were $37.5 million, compared to $32.8 million for the comparable prior year period. This increase reflects increased G&A costs primarily associated with the Company’s CEO succession plan, as well as increased costs related to the Company’s acquisitions that were completed subsequent to June 30, 2024, partially offset by dispositions during that period.

Interest expense for the second quarter was $8.0 million, compared to $7.0 million for the comparable prior year period. The increase was primarily due to higher average borrowings and slightly higher interest rates during the three months ended June 30, 2025, compared to the prior year period.

Net loss attributable to common stockholders for the second quarter was $0.8 million, or $0.01 per diluted share, compared to $3.1 million, or $0.05 per diluted share, in the comparable prior year period.

The Company reported FFO of $14.3 million, or $0.20 per share and unit, and AFFO of $16.6 million, or $0.23 per share and unit, for the second quarter of 2025, compared to FFO of $13.9 million, or $0.20 per share and unit, and AFFO of $15.7 million, or $0.22 per share and unit, in the comparable prior year period.

Investment Activity

In April 2025, the Company completed the acquisition of a previously announced five-property portfolio of medical real estate for an aggregate purchase price of $69.6 million encompassing an aggregate of 486,598 leasable square feet at a cap rate of 9.0% and aggregate annualized base rent of $6.3 million. This investment adds high quality assets to our portfolio at a large discount to replacement cost while also providing a strong cash yield.

During the quarter, the Company completed the disposition of a medical facility in Chipley, Florida, receiving gross proceeds of $1.4 million, resulting in a gain of $0.2 million, completing our exit of investments in the Panama City, FL market.

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Portfolio Update

As of June 30, 2025, the Company’s portfolio was 94.5% occupied and comprised of 5.2 million leasable square feet with an annualized base rent of $117.5 million. As of June 30, 2025, the weighted average lease term for the Company’s portfolio was 5.6 years with weighted average annual rent escalations of 2.1%.

Balance Sheet and Capital

At June 30, 2025, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $713.0 million and the Company’s leverage was 47.2%. As of June 30, 2025, the Company’s total debt carried a weighted average interest rate of 4.09% and a weighted average remaining term of 1.6 years.

As of August 4, 2025, the Company’s borrowing capacity under the credit facility was $177 million.

Regarding the $350 million Term Loan A component of the credit facility that matures in May 2026, we are in active discussions with our credit facility lenders related to refinancing this obligation. As part of this process, we are also discussing extending the maturity date of the Revolver. Based on various factors, including current market conditions, the performance of our assets, and our lender discussions to date, we are not anticipating any significant adverse changes to the financial terms of the credit facility and expect to complete these transactions during the fourth quarter of 2025. Although we expect to complete the refinancing during the fourth quarter of 2025, subject to market and other conditions, there can be no assurance that the refinancing will be completed as expected or at all.

The Company did not issue any shares of common stock under its ATM program during the second quarter of 2025 or from July 1, 2025 through August 4, 2025.

Dividends

As previously announced, on May 28, 2025, the Board of Directors (the “Board”) declared a $0.15 per share cash dividend to common stockholders and unitholders of record as of June 20, 2025, which was paid on July 9, 2025, representing the Company’s second quarter 2025 dividend payment. The adjusted dividend allows for free cash flow for reinvestment and results in a FAD payout ratio of less than 80%.

Additionally, on May 28, 2025, the Board declared a $0.46875 per share cash dividend to holders of record as of July 15, 2025, of the Company’s Series A Preferred Stock, which was paid on July 31, 2025. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from April 30, 2025 through July 30, 2025.

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2025 Guidance

The Company is reaffirming its full year 2025 AFFO per share and unit guidance of $0.89 to $0.93. Guidance is based on the following primary assumptions and other factors:

•	No additional acquisitions or dispositions other than activity that has been either completed or announced.

•	No additional equity or debt issuances other than normal course Revolver borrowing/repayments.

•	AFFO guidance excludes one-time obligations related to the CEO succession plan.

The Company’s 2025 guidance is based on the above and additional assumptions that are subject to change many of which are outside of the Company’s control. There can be no assurance that the Company’s actual results will not be materially different than these expectations. If actual results vary from these assumptions, the Company’s expectations may change.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because certain information required for such reconciliation is not available without unreasonable efforts due to the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Wednesday, August 6, 2025 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-800-343-5172

International: 1-203-518-9856

Conference ID: GMRQ2

Replay:

An audio replay of the conference call will be posted on the Company’s website.

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NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Adjusted Funds From Operations attributable to common stockholders and noncontrolling interest (“AFFO”), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”) and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”). A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

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AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense and (h) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

FAD

We calculate FAD by subtracting from AFFO capital expenditures, including tenant improvements, and leasing commissions. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

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ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for June 2025 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis or that are in a free rent period are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2025 AFFO guidance, future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

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ABOUT GMRE

GMRE is a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems. Additional information about GMRE can be obtained on its website at www.globalmedicalreit.com.

INVESTOR RELATIONS:

Email: Investors@globalmedicalreit.com

Phone: 202.524.6869

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GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	June 30, 2025	December 31, 2024
Assets
Investment in real estate:
Land	$173,123	$174,300
Building	1,095,324	1,044,019
Site improvements	24,966	23,973
Tenant improvements	80,019	69,679
Acquired lease intangible assets	147,376	138,945
	1,520,808	1,450,916
Less: accumulated depreciation and amortization	(316,649)	(288,921)
Investment in real estate, net	1,204,159	1,161,995
Cash and cash equivalents	6,580	6,815
Restricted cash	2,646	2,127
Tenant receivables, net	7,826	7,424
Due from related parties	461	270
Escrow deposits	556	711
Deferred assets	28,672	28,208
Derivative asset	10,396	18,613
Goodwill	5,903	5,903
Investment in unconsolidated joint venture	1,917	2,066
Other assets	27,843	22,354
Total assets	$1,296,959	$1,256,486

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $3,768 and $4,868 at June 30, 2025 and December 31, 2024, respectively	$698,832	$631,732
Notes payable, net of unamortized debt issuance costs of $4 and $22 at June 30, 2025 and December 31, 2024, respectively	14,153	14,399
Accounts payable and accrued expenses	19,006	16,468
Dividends payable	11,985	16,520
Security deposits	3,407	3,324
Other liabilities	18,438	14,191
Acquired lease intangible liability, net	6,117	3,936
Total liabilities	771,938	700,570
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at June 30, 2025 and December 31, 2024, respectively (liquidation preference of $77,625 at June 30, 2025 and December 31, 2024, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 66,879 shares and 66,871 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	67	67
Additional paid-in capital	734,290	734,223
Accumulated deficit	(316,510)	(293,736)
Accumulated other comprehensive income	10,396	18,613
Total Global Medical REIT Inc. stockholders' equity	503,202	534,126
Noncontrolling interest	21,819	21,790
Total equity	525,021	555,916
Total liabilities and equity	$1,296,959	$1,256,486

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GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Rental revenue	$37,880	$34,214	$72,475	$69,283
Other income	89	27	112	77
Total revenue	37,969	34,241	72,587	69,360

Expenses
General and administrative	6,025	4,589	9,645	9,035
Operating expenses	8,216	7,236	15,800	14,619
Depreciation expense	11,307	10,127	21,614	20,240
Amortization expense	3,984	3,866	7,504	7,838
Interest expense	8,009	6,992	15,176	13,883
Total expenses	37,541	32,810	69,739	65,615

Income before other income (expense)	428	1,431	2,848	3,745
Gain (loss) on sale of investment properties	207	(3,383)	1,565	(3,383)
Equity loss from unconsolidated joint venture	(50)	—	(91)	—

Net income (loss)	$585	$(1,952)	$4,322	$362
Less: Preferred stock dividends	(1,455)	(1,455)	(2,911)	(2,911)
Less: Net loss (income) attributable to noncontrolling interest	70	260	(108)	195
Net (loss) income attributable to common stockholders	$(800)	$(3,147)	$1,303	$(2,354)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.01)	$(0.05)	$0.02	$(0.04)

Weighted average shares outstanding – basic and diluted	66,879	65,588	66,876	65,580

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Global Medical REIT Inc.

Reconciliation of Net Income to FFO, AFFO and FAD

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$585	$(1,952)	$4,322	$362
Less: Preferred stock dividends	(1,455)	(1,455)	(2,911)	(2,911)
Depreciation and amortization expense	15,266	13,969	29,072	27,992
Depreciation and amortization expense from unconsolidated joint venture	73	—	122	—
(Gain) loss on sale of investment properties	(207)	3,383	(1,565)	3,383
FFO attributable to common stockholders and noncontrolling interest	$14,262	$13,945	$29,040	$28,826
Amortization of (below) above market leases, net	(60)	249	392	500
Straight line deferred rental revenue	(479)	(363)	(536)	(763)
Stock-based compensation expense	1,728	1,319	1,879	2,552
Amortization of debt issuance costs and other	559	563	1,118	1,125
Severance and transition related expense	567	—	671	—
Other adjustments from unconsolidated joint venture	20	—	51	—
AFFO attributable to common stockholders and noncontrolling interest	$16,597	$15,713	$32,615	$32,240

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.01)	$(0.05)	$0.02	$(0.04)
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.20	$0.20	$0.40	$0.41
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$0.23	$0.22	$0.45	$0.46

Weighted Average Shares and Units Outstanding – basic and diluted	72,651	70,982	72,504	70,844

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	66,879	65,588	66,876	65,580
Weighted Average OP Units	2,244	2,244	2,244	2,244
Weighted Average LTIP Units	3,528	3,150	3,384	3,020
Weighted Average Shares and Units Outstanding – basic and diluted	72,651	70,982	72,504	70,844

AFFO attributable to common stockholders and noncontrolling interest	$16,597	$15,713	$32,615	$32,240
Tenant improvements	(878)	(1,626)	(1,582)	(2,864)
Leasing commissions	(558)	(2,003)	(673)	(2,545)
Building capital	(1,087)	(1,576)	(2,994)	(2,342)
FAD attributable to common stockholders and noncontrolling interest	$14,074	$10,508	$27,366	$24,489

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Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$585	$(1,952)	$4,322	$362
Interest expense	8,009	6,992	15,176	13,883
Depreciation and amortization expense	15,291	13,993	29,118	28,078
Unconsolidated joint venture EBITDAre adjustments (1)	114	—	199	—
(Gain) loss on sale of investment properties	(207)	3,383	(1,565)	3,383
EBITDAre	$23,792	$22,416	$47,250	$45,706
Stock-based compensation expense	1,728	1,319	1,879	2,552
Amortization of (below) above market leases, net	(60)	249	392	500
Severance and transition related expense	567	—	671	—
Interest rate swap mark-to-market at unconsolidated joint venture	19	—	55	—
Adjusted EBITDAre	$26,046	$23,984	$50,247	$48,758

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

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